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Exhibit 23.1

CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2002, incorporated by reference in the joint proxy statement/prospectus of REMEC, Inc., from its Annual Report on Form 10-K for the year ended January 31, 2002, that is made a part of the Registration Statement (Form S-4) and joint proxy statement/prospectus of REMEC, Inc. for the registration of shares of its common stock.

June 19, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS